                                                                      EXHIBIT 21

                                               STATE OF
          NAME OF SUBSIDIARY                INCORPORATION
---------------------------------------  --------------------
       Mid-America Centers Corp.               Nebraska
   (formerly Dial Enterprises Corp.)

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